Exhibit 99.1

                                          CONTACT:
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                                                               Elizabeth Derrico
FOR IMMEDIATE RELEASE                                          781-433-1137

               CAREMATRIX CORPORATION ANNOUNCES MICHAEL J. ZACCARO
                  ELECTED CHAIRMAN AND CHIEF EXECUTIVE OFFICER

      Needham, MA, December 8, 2000 - CareMatrix Corporation (CMDCQ), a fully integrated assisted living company, today announced that Michael J. Zaccaro has been elected to the Board of Directors of the Company and will serve as Chairman and has been elected to the position of Chief Executive Officer. Mr. Zaccaro has over twenty years' experience in operations and development in the health care industry and has served as the President of CareMatrix since February, 2000.

      CareMatrix Corporation is a leading provider of senior housing services including assisted living, supportive independent living and specialized programs for people with Alzheimer's disease.

The Company is currently in a bankruptcy proceeding. All documents filed with the bankruptcy court are available to the public. The bankruptcy proceedings may affect the interest of shareholders in the Company. The Company advises you to seek the assistance of professionals knowledgeable about the bankruptcy proceedings when making investment decisions concerning the Company.

This release contains forward-looking statements regarding the Company's future plans, operations and prospects. The Company's actual results could differ materially from the results anticipated in these forward looking statements as a result of uncertainties, including risks relating to this transaction, as well as, demand, pricing, competition, construction, and other factors identified in the Company's filings with the Securities and Exchange Commission.